EXHIBIT 23.3

          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 being filed by Saba Petroleum Company ("the "Company") of all references to our firm and to the use of information from our reserve report dated March 7, 1997, setting forth our estimates of certain of the Company's proved oil and gas reserves, as of December 31, 1996, in the United States and Colombia. We hereby further consent to the reference to our firm under the heading "Experts" in such Registration Statement.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                By:       /s/ Frederic D. Sewell
                                                              Frederic D. Sewell
                                                              President